Exhibit 1
JOINT FILING AGREEMENT
     The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13G and amendments thereto, in accordance with the provisions of Rule 13d-1(d) of the Securities Exchange Act of 1934, as amended.
Date: February 17, 2004

SCF-III, L.P.
By:	SCF-II, L.P.
	By:	L.E. Simmons & Associates, Incorporated

		By:	/s/ Anthony DeLuca

Anthony DeLuca, Managing Director

SCF-II, L.P.
By:	L.E. Simmons & Associates, Incorporated

	By:	/s/ Anthony DeLuca

Anthony DeLuca, Managing Director

SCF-IV, L.P.
By:	SCF-IV, G.P., Limited Partnership
	By:	L.E. Simmons & Associates, Incorporated

		By:	/s/ Anthony DeLuca

Anthony DeLuca, Managing Director

SCF-IV, G.P., Limited Partnership
By:	L.E. Simmons & Associates, Incorporated

	By:	/s/ Anthony DeLuca

Anthony DeLuca, Managing Director

L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca

Anthony DeLuca, Managing Director

L.E. Simmons

/s/ L.E. Simmons

L.E. Simmons, individually